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                                                                  EXECUTION COPY

                             AMENDMENT NO. 1 TO THE

                           FIVE YEAR CREDIT AGREEMENT

                                                       Dated as of June 10, 2002

AMENDMENT NO. 1 TO THE FIVE YEAR CREDIT AGREEMENT among International Flavors & Fragrances Inc., a New York corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below --------- (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. ------- -----

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders and the Agent have entered into a Five Year Credit Agreement dated as of September 26, 2001 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

         (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

         SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 5.02(e)(ii) is amended by deleting the figure "$400,000,000" and substituting therefor the figure "$600,000,000".

                  (b) Section 5.02 is further amended by adding to the end thereof a new subsection (f), to read as follows:

                           (f) Payment Restrictions Affecting Subsidiaries.
                  Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to (i) declare or pay dividends or other distributions in respect of its equity interests or (ii) repay or prepay any Debt owed to, make loans or advances to, provide guaranties in respect of, or otherwise transfer assets to or invest in, the Borrower or any other Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before June 10, 2002 the


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Agent shall have received counterparts of this Amendment executed by the
Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment, and a certificate of a duly authorized officer of the Borrower, dated June 10, 2002, stating that:

                           (i) The representations and warranties contained in
                  Section 3 are correct on and as of the date of such certificate as though made on and as of such date; and

                           (ii) No event has occurred and is continuing that
                  constitutes a Default.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

         SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:


                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement and the Notes, as amended hereby, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement or the Notes, as amended hereby.

                  (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (e) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that
         (i) could be reasonably likely to have a Material Adverse Effect or
         (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement and the Notes, as amended hereby.

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         SECTION 4. Reference to and Effect on the Credit Agreement and the
Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        INTERNATIONAL FLAVORS & FRAGRANCES
                                        INC.


                                        By    /S/ Charles D. Weller
                                          ----------------------------
                                                Title: Treasurer

                                        CITIBANK, N.A.,
                                        as Agent and as Lender

                                        By       /S/ Jordan Schweon
                                          ----------------------------
                                             Title: Vice President


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                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                        By
                                          ----------------------------
                                        Title:

                                        BANK ONE, NA (Main Office Chicago)


                                        By       /S/ Mahua G. Thakurta
                                          ----------------------------
                                             Title: Commercial Banking Officer

                                        ABN AMRO BANK N.V.


                                        By       /S/ Dean P. Giglio
                                          ----------------------------
                                             Title: Vice President

                                        By       /S/ Christopher M. Plumb
                                          ----------------------------
                                             Title: Vice President

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION (as successor to First Union
                                        National Bank)


                                        By
                                          ----------------------------
                                        Title:

                                        FLEET NATIONAL BANK

                                        By       /S/ Joseph L. Yotts
                                          ----------------------------
                                        Title: Vice President


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                                        BNP PARIBAS


                                        By
                                          ----------------------------
                                        Title:

                                        By
                                          ----------------------------
                                        Title:

                                        ING (U.S.) CAPITAL LLC

                                        By
                                          ----------------------------
                                        Title:

                                        INTESABCI NEW YORK BRANCH

                                       By       /S/ Frank Maffei
                                          ----------------------------
                                       Title: Vice President

                                       By       /S/ Charles Dougherty
                                          ----------------------------
                                       Title: Vice President

                                       FORTIS (USA) FINANCE LLC

                                       By
                                          ----------------------------
                                       Title:

                                       By
                                          ----------------------------
                                       Title:

                                       THE BANK OF NEW YORK

                                       By       /S/ Roger A. Grossman
                                          ----------------------------
                                       Title: Vice President


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                                       MELLON BANK, N.A.


                                       By       /S/ Kristen M. Denny
                                          ----------------------------
                                       Title: Assistant Vice President